Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Steven Nell             Andrea Myers
Chief Financial Officer     Corporate Communications
(918) 588-6752         (918) 594-7794

BOK Financial Reports Quarterly Earnings of $80 million
Loan and Fee Revenue Growth Drive Results

TULSA, Okla. (Wednesday, July 31, 2013) - BOK Financial Corporation reported net income of $79.9 million or $1.16 per diluted share for the second quarter of 2013. Net income was $88.0 million or $1.28 per diluted share for the first quarter of 2013 and $97.6 million or $1.43 per diluted share for the second quarter of 2012. Net income for the second quarter of 2012 included $14.5 million or $0.21 per diluted share from a gain on the sale of common stock received in settlement of a defaulted loan and a negative provision for credit losses.
Net income for the six months ended June 30, 2013 totaled $167.9 million or $2.44 per diluted share compared to $181.2 million or $2.65 per diluted share for the six months ended June 30, 2012.
"Commercial loan growth and mortgage loan production volume both continued to be strong during the quarter. Outstanding commercial loan balances were up $290 million and mortgage loan production grew $240 million," said President and CEO Stan Lybarger. "Fee-based revenues grew $2.8 million over the first quarter, despite the impact of higher interest rates in the second quarter. We estimate that fair value adjustments to mortgage loan commitments and trading securities were reduced by $6 million from the market's reaction to statements that the Federal Reserve may curtail its bond buying program as economic indicators strengthen."
Highlights of second quarter of 2013 included:

•
Net interest revenue totaled $167.2 million for the second quarter of 2013 compared to $170.4 million for the first quarter of 2013. Net interest margin was 2.81% for the second quarter of 2013 and 2.92% for the first quarter of 2013. The yield on the available for sale securities portfolio decreased 16 basis points.

•
Fees and commissions revenue totaled $160.9 million, up $2.8 million over the first quarter of 2013. Trust fees and commissions, transaction card revenues, brokerage and trading revenues and deposit service charges and fees all increased over the previous quarter due largely to transaction volume. Mortgage banking revenue decreased due to lower gain on sale margins.

•
Operating expenses, excluding changes in the fair value of mortgage servicing rights, totaled $210.9 million, up $6.9 million or 3% over the previous quarter. Personnel expense increased $2.5 million. Non-personnel expense increased $4.5 million.

•
No provision for credit losses was recorded in the second quarter of 2013 compared to an $8.0 million negative provision in the previous quarter. Net charge-offs in the second quarter of 2013 totaled $2.3 million or 0.08% of average loans on an annualized basis compared to $2.4 million or 0.08% of average loans on an annualized basis in the first quarter.

•
The combined allowance for credit losses totaled $205 million or 1.65% of outstanding loans at June 30, 2013 compared to $207 million or 1.71% of outstanding loans at March 31, 2013. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $200 million or 1.62% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2013 and $207 million or 1.73% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2013.

•
Outstanding loan balances were $12.4 billion at June 30, 2013, up $347 million over March 31, 2013. Commercial loan balances grew by $290 million during the second quarter. Commercial real estate loans increased by $32 million and residential mortgage loans increased by $27 million. Consumer loans were largely unchanged compared to March 31, 2013.

•
Period end deposits totaled $19.5 billion at June 30, 2013 compared to $19.9 billion at March 31, 2013. Demand deposit account balances increased $244 million during the second quarter. Interest-bearing transaction accounts decreased $476 million and time deposits decreased $132 million.

•
Tangible common equity ratio was 9.38% at June 30, 2013 and 9.70% at March 31, 2013. The tangible common equity ratio is a non-GAAP measure of capital strength used by the Company and investors based on shareholders' equity minus intangible assets and equity that does not benefit common shareholders. The Company and its subsidiary bank continue to exceed the regulatory definition of well capitalized. The Company's Tier 1 capital ratios, as defined by banking regulations, were 13.37% at June 30, 2013 and 13.35% at March 31, 2013.

•
The Company paid a regular quarterly cash dividend of $26 million or $0.38 per common share during the second quarter of 2013. On July 30, 2013, the board of directors approved a quarterly cash dividend of $0.38 per common share payable on or about August 30, 2013 to shareholders of record as of August 16, 2013.

Net Interest Revenue
Net interest revenue decreased $3.2 million compared to the first quarter of 2013. Net interest margin was 2.81% for the second quarter of 2013 compared to 2.92% for the first quarter of 2013.
The yield on average earning assets decreased 13 basis points compared to the prior quarter to 3.11%. The yield on the available for sale securities portfolio decreased 16 basis points to 1.93% due to cash flows being reinvested at lower current market rates partially offset by slower prepayment speeds compared to the prior quarter. Cash flows received from payments on residential mortgage-backed securities are currently being reinvested in short-duration securities that yield nearly 1.75%. The loan portfolio yield decreased to 4.12% from 4.20% in the previous quarter. Loan yields decreased primarily due to increased market pricing pressure and improved credit quality in our loan portfolio.
Funding costs decreased 3 basis points to 0.43%. Rates paid on time deposits decreased 5 basis points. Rates paid on interest-bearing transaction accounts and savings accounts each decreased a basis point. The cost of other borrowed funds decreased 3 basis points. The benefit to net interest margin from earning assets funded by non-interest bearing liabilities decreased 1 basis point in the second quarter.
Average earning assets decreased $49 million during the second quarter of 2013. The available for sale securities portfolio decreased $231 million compared to the first quarter of 2013. Average outstanding loans increased $52 million. Commercial loan balances increased $108 million. Commercial real estate loan balances decreased $23 million and residential mortgage loan balances decreased $21 million. The average balance of investment securities was up $76 million and the average balance of residential mortgage loans held for sale grew by $45 million.
Average deposits decreased $522 million compared to the previous quarter. Interest-bearing transaction account balances decreased $332 million. Demand deposit balances decreased $113 million and time deposit account balances decreased $95 million. The average balance of borrowed funds increased $883 million over the first quarter of 2013.
Fees and Commissions Revenue
Fees and commissions revenue totaled $160.9 million for the second quarter of 2013, up $2.8 million over the first quarter of 2013. Revenue growth from increased transaction volumes was partially offset by quarter-end mark-to-market valuation adjustments of residential mortgage loans held for sale and trading securities.
Mortgage banking revenue totaled $36.6 million for the second quarter of 2013 compared to $40.0 million for the first quarter of 2013. Residential mortgage loans funded for sale totaled $1.2 billion, an increase of $240 million over the previous quarter. Outstanding commitments to originate mortgage loans increased to $548 million at June 30 from $467 million at March 31. Revenue growth from increased loan production was offset by an overall narrowing of gain on sale margins and a shift in product mix toward loans with narrower margins. Approximately 26% of loans originated in the second quarter were through correspondent channels, up from 21% in the previous quarter. Refinanced mortgage loans decreased to 48% of loans originated for sale in the second quarter of 2013 compared to 62% in the first quarter of 2013. Additionally, the increase in interest rates near the end of June decreased the fair value of both our mortgage loans held for sale and outstanding mortgage loan commitments.

"We mitigate the risk of changes in the fair value of mortgage loans held for sale and mortgage loan commitments with forward sales contracts," said Executive Vice President and CFO Steven Nell. "We generally hedge all loans held for sale and an estimate of commitments that will ultimately become closed loans. The rapid increase in interest rates in response to comments by the Federal Reserve Bank increased the percent of loan commitments we expect to close which resulted in lower hedge coverage at quarter end. The net impact decreased the fair value of loan commitments by approximately $3.5 million"
"Recent comments by the Federal Reserve Bank have increased mortgage interest rates," said Nell. "While we welcome the long-term benefit this will have on our securities portfolio yield, we expect the transition may cause a decrease in mortgage loan production volume and continued narrowing of gain on sale margins."
Other significant fee revenue sources increased over the previous quarter. Trust fees and commissions were up $2.5 million primarily due to the seasonal timing of tax service fees. Transaction card revenue grew by $2.3 million primarily due to increased merchant services fees related to higher transaction volumes of credit and debit cards processed. Revenues from interchange fees paid by merchants for transactions processed from debit cards issued by the Company and revenues from processing transactions on behalf of members of our TransFund electronic funds transfer network also increased on higher transaction volumes. Deposit service charges and fees increased $996 thousand on increased overdraft fee volumes and increased commercial service charge revenue.
Brokerage and trading revenue increased $1.1 million. Customer hedging revenue was up $2.3 million primarily related to increased hedging activity by our mortgage banking customers. Securities trading revenue decreased $2.9 million primarily due to the quarter-end mark-to-market of municipal securities and U.S. government agency securities which was affected by rising interest rates. Brokerage revenue grew $908 thousand and investment banking revenue was up $750 thousand over the first quarter.
Operating Expenses
Total operating expenses were $196.6 million for the second quarter of 2013 compared to $201.3 million for the first quarter of 2013. Excluding changes in the fair value of mortgage servicing rights, operating expenses totaled $210.9 million, up $6.9 million over the first quarter of 2013.
Personnel costs increased $2.5 million from the first quarter of 2013 due largely to incentive compensation. Incentive compensation expense increased $2.8 million. Cash-based incentive compensation, which rewards employees as they generate business opportunities for the Company by growing loans, deposits, customer relationships or other measurable metrics, increased $4.0 million. Stock-based incentive compensation expense decreased $1.2 million primarily due to decreased accruals for executive compensation plans, partially offset by the impact of the reversal of costs in the first quarter related to performance shares that did not vest.
Non-personnel expense increased $4.5 million over the first quarter of 2013. Professional fees and services increased $1.4 million and data processing and communications expense increased $1.3 million over the prior quarter, both due to higher transaction activity. All other non-personnel expenses increased $1.8 million.

Loans, Deposits and Capital
Loans
Outstanding loans increased $347 million over March 31, 2013 to $12.4 billion at June 30, 2013 due primarily to an increase in outstanding commercial loan balances. Commercial real estate and residential mortgage loans also increased during the second quarter. Consumer loans were largely unchanged.
Outstanding commercial loan balances grew by $290 million over March 31, 2013. Wholesale/retail sector loans increased $91 million and service sector loans increased $89 million. Other commercial and industrial loans increased $61 million, healthcare sector loans grew by $37 million and energy sector loans increased $35 million. Commercial loan growth was primarily attributed to the Oklahoma and Texas markets. Unfunded energy loan commitments grew by $137 million in the second quarter to $2.5 billion. All other unfunded commercial loan commitments totaled $3.4 billion at June 30, 2013, up $10 million over March 31, 2013.
Commercial real estate loans increased $32 million over March 31, 2013. Loans secured by multifamily residential properties were up $40 million, growing in almost all the markets, partially offset by decreases attributed to the Colorado and Arkansas markets. Loans secured by office buildings grew by $39 million primarily in the Arizona and Kansas City markets. Industrial sector loans were up $17 million primarily related to growth in the Kansas City market. Retail sector loans decreased $31 million, primarily in the Oklahoma, Arizona and New Mexico markets. Other real estate loans decreased $21 million primarily in the New Mexico market. Unfunded commercial real estate loan commitments totaled $605 million at June 30, 2013, a decrease of $47 million from March 31, 2013.
Residential mortgage loans increased $27 million from March 31, 2013, due primarily to an increase in first lien, fully amortizing home equity loans.
Deposits
Deposits totaled $19.5 billion at June 30, 2013 compared to $19.9 billion at March 31, 2013. Demand deposit balances increased $244 million. Interest-bearing transaction account balances decreased $476 million and time deposits decreased $132 million. Among the lines of business, commercial deposits increased $31 million, consumer deposits decreased $92 million and wealth management deposits decreased $365 million. Healthcare, small business and commercial and industrial account balances all increased over the prior quarter. Treasury services, energy and commercial real estate customer account balances decreased during the second quarter.
Capital
The Company and its subsidiary bank exceeded the regulatory definition of well capitalized at June 30, 2013. The Company's Tier 1 capital ratio was 13.37% at June 30, 2013 and 13.35% at March 31, 2013. The total capital ratio was 15.28% at June 30, 2013 and 15.68% at March 31, 2013. In addition, the Company's tangible common equity ratio, a non-GAAP measure, was 9.38% at June 30, 2013 and 9.70% at March 31, 2013. Unrealized securities gains added 8 basis points to the tangible common equity ratio at June 30, 2013 and added 44 basis points to the tangible common equity ratio at March 31, 2013.

In July 2013, banking regulators issued the final rule revising regulatory capital rules for substantially all U.S. banking organizations. The new capital rule will be effective for BOK Financial on January 1, 2015. The new capital rule establishes a 7% threshold for the Tier 1 common equity ratio consisting of a minimum level plus a capital conservation buffer. The Company expects to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital, consistent with the treatment under current capital rules. BOK Financial's Tier 1 common equity ratio based on the existing Basel I standards was 13.19% as of June 30, 2013. Based on our interpretation of the new capital rule, our estimated Tier 1 common equity ratio is approximately 12.20%, nearly 520 basis points above the 7% regulatory threshold.
Credit Quality
Nonperforming assets totaled $281 million or 2.24% of outstanding loans and repossessed assets at June 30, 2013 compared to $283 million or 2.32% of outstanding loans and repossessed assets at March 31, 2013. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $200 million or 1.62% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2013 and $207 million or 1.73% at March 31, 2013, a decrease of $7.2 million.
Nonaccruing loans totaled $122 million or 0.98% of outstanding loans at June 30, 2013 compared to $133 million or 1.10% of outstanding loans at March 31, 2013. New nonaccruing loans identified in the second quarter totaled $39 million, offset by $30 million in foreclosures and repossessions, $12 million in payments received and $8.6 million in charge-offs.
Nonaccruing commercial loans were $21 million or 0.27% of outstanding commercial loans at June 30, 2013 compared to $20 million or 0.27% of outstanding commercial loans at March 31, 2013.
Nonaccruing commercial real estate loans decreased to $59 million or 2.53% of outstanding commercial real estate loans at June 30, 2013 from $65 million or 2.85% of outstanding commercial real estate loans at March 31, 2013. Nonaccruing commercial real estate loans consist primarily of land development and residential construction loans. Nonaccruing land development and residential construction loans totaled $21 million at June 30, 2013, a decrease of $2.3 million during the second quarter.
Nonaccruing residential mortgage loans totaled $41 million or 1.99% of outstanding residential mortgage loans, a decrease of $4.9 million from March 31, 2013. Principally all non-guaranteed residential mortgage loans past due 90 days or more are nonaccruing. Residential mortgage loans past due 30 to 89 days and still accruing interest, excluding loans guaranteed by U.S. government agencies, totaled $11.1 million at June 30, 2013 and $8.4 million at March 31, 2013.
After evaluating all credit factors, the Company determined that no provision for credit losses was necessary during the second quarter of 2013. The combined allowance for credit losses totaled $205 million or 1.65% of outstanding loans and 167.63% of nonaccruing loans at June 30, 2013. The allowance for loan losses was $203 million and the accrual for off-balance sheet credit losses was $1.6 million. Gross charge-offs totaled $8.6 million for the second quarter, compared to $8.9 million for the previous quarter. Recoveries totaled $6.2 million for the second quarter of 2013. Net charge-offs were $2.3 million or 0.08% on an annualized basis for the second quarter of 2013 compared with net charge-offs of $2.4 million or 0.08% on an annualized basis for the first quarter of 2013.

Real estate and other repossessed assets totaled $110 million at June 30, 2013, primarily consisting of $53 million of 1-4 family residential properties (including $32 million guaranteed by U.S. government agencies), $26 million of developed commercial real estate properties, $17 million of undeveloped land and $13 million of residential land and land development properties. The distribution of real estate owned and other repossessed assets among various markets included $31 million attributed to New Mexico, $20 million attributed to Arizona, $16 million attributed to Oklahoma, $13 million attributed to Texas and $10 million attributed to Colorado. Real estate and other repossessed assets increased $7.4 million during the second quarter of 2013. Additions of $30 million were partially offset by $24 million of sales. Additions included $16 million and sales included $11 million of 1-4 family residential properties guaranteed by U.S. government agencies. Net gains on sales and writedowns of real estate and other repossessed assets totaled $1.1 million in the second quarter of 2013 compared to $273 thousand in the first quarter.
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $10.7 billion at June 30, 2013 and $11.1 billion at March 31, 2013. At June 30, 2013, the available for sale portfolio consisted primarily of $8.4 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $1.8 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. Net unamortized premiums are less than 1% of the securities portfolio amortized cost.
Net unrealized gains on available for sale securities totaled $42 million at June 30, 2013 and $229 million at March 31, 2013. Substantially all of the decrease in net unrealized gains resulted from negative market valuations driven by the upward movement in interest rates. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies decreased $138 million during the second quarter to $70 million at June 30, 2013. Commercial mortgage-backed securities had a net unrealized loss of $39 million at June 30, 2013 compared to a net unrealized gain of $2.8 million at March 31, 2013.
In the second quarter of 2013, the Company recognized net gains of $3.8 million from sales of $1.1 billion of available for sale securities. Securities were sold either because they had reached their expected maximum potential return or sold to reinvest those proceeds into shorter average life securities. Net gains from sales of $728 million of available for sale securities in the first quarter of 2013 totaled $4.9 million.
The Company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts designated as an economic hedge of the changes in the fair value of our mortgage servicing rights. Due to changes in residential mortgage interest rates during the second quarter of 2013, prepayment speeds decreased and the value of our mortgage servicing rights increased by $14.3 million. This increase was partially offset by an $11.6 million decrease in the value of securities and interest rate derivative contracts held as an economic hedge.

About BOK Financial Corporation
BOK Financial is a $28 billion regional financial services company based in Tulsa, Oklahoma. The Company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOSC, Inc., The Milestone Group, Inc. and Cavanal Hill Investment Management, Inc. BOKF, NA operates the TransFund electronic funds network and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The Company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of June 30, 2013 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2013	March 31, 2013	June 30, 2012
ASSETS
Cash and due from banks	$1,026,497	$928,035	$628,092
Funds sold and resell agreements	51,888	17,582	11,171
Trading securities	190,591	206,598	149,317
Investment securities	615,790	589,271	412,479
Available for sale securities	10,698,074	11,059,145	10,395,415
Fair value option securities	205,756	210,192	325,177
Residential mortgage loans held for sale	301,057	286,211	259,174
Loans:
Commercial	7,708,120	7,418,305	7,035,535
Commercial real estate	2,317,096	2,285,160	2,149,730
Residential mortgage	2,039,785	2,012,450	2,002,885
Consumer	375,781	377,649	388,281
Total loans	12,440,782	12,093,564	11,576,431
Allowance for loan losses	(203,124)	(205,965)	(231,669)
Loans, net of allowance	12,237,658	11,887,599	11,344,762
Premises and equipment, net	271,191	270,130	261,508
Receivables	136,605	116,028	121,944
Goodwill	359,759	359,759	335,601
Intangible assets, net	26,242	27,117	9,098
Mortgage servicing rights, net	132,889	109,840	91,783
Real estate and other repossessed assets, net	110,112	102,701	105,708
Bankers' acceptances	198	1,762	2,873
Derivative contracts	546,206	320,473	366,204
Cash surrender value of bank-owned life insurance	280,047	277,776	269,093
Receivable on unsettled securities sales	182,147	190,688	32,876
Other assets	435,493	486,251	453,771
TOTAL ASSETS	$27,808,200	$27,447,158	$25,576,046

LIABILITIES AND EQUITY
Deposits:
Demand	$7,145,323	$6,900,860	$6,440,375
Interest-bearing transaction	9,266,560	9,742,302	8,551,874
Savings	316,375	317,075	261,998
Time	2,767,972	2,900,054	3,107,950
Total deposits	19,496,230	19,860,291	18,362,197
Funds purchased	747,165	853,843	1,453,750
Repurchase agreements	845,106	806,526	1,136,948
Other borrowings	2,481,644	1,733,047	58,056
Subordinated debentures	347,716	347,674	353,378
Accrued interest, taxes, and expense	175,677	192,358	140,434
Bankers' acceptances	198	1,762	2,873
Due on unsettled securities purchases	49,369	158,984	603,800
Derivative contracts	521,991	251,836	370,053
Other liabilities	150,222	192,945	171,836
TOTAL LIABILITIES	24,815,318	24,399,266	22,653,325
Shareholders' equity:
Capital, surplus and retained earnings	2,938,623	2,878,575	2,746,744
Accumulated other comprehensive income	19,014	133,383	139,190
TOTAL SHAREHOLDERS' EQUITY	2,957,637	3,011,958	2,885,934
Non-controlling interest	35,245	35,934	36,787
TOTAL EQUITY	2,992,882	3,047,892	2,922,721
TOTAL LIABILITIES AND EQUITY	$27,808,200	$27,447,158	$25,576,046

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
ASSETS
Funds sold and resell agreements	$42,604	$25,418	$19,553	$17,837	$19,187
Trading securities	181,866	162,353	165,109	132,213	143,770
Investment securities	610,940	534,772	474,085	408,646	416,284
Available for sale securities	11,060,700	11,292,181	11,482,212	11,058,055	10,091,279
Fair value option securities	216,312	251,725	292,490	336,160	335,965
Residential mortgage loans held for sale	261,977	216,816	272,581	264,024	191,311
Loans:
Commercial	7,606,919	7,498,905	7,441,957	7,209,972	7,058,806
Commercial real estate	2,286,674	2,309,988	2,170,676	2,160,213	2,156,841
Residential mortgage	2,013,004	2,034,315	1,991,530	2,000,506	2,009,510
Consumer	370,847	381,752	385,156	368,971	389,565
Total loans	12,277,444	12,224,960	11,989,319	11,739,662	11,614,722
Allowance for loan losses	(206,807)	(214,017)	(229,095)	(231,177)	(242,605)
Total loans, net	12,070,637	12,010,943	11,760,224	11,508,485	11,372,117
Total earning assets	24,445,036	24,494,208	24,466,254	23,725,420	22,569,913
Cash and due from banks	912,178	828,126	849,614	746,364	748,811
Derivative contracts	401,485	286,772	316,579	291,965	371,690
Cash surrender value of bank-owned life insurance	278,501	275,705	272,778	270,084	267,246
Receivable on unsettled securities sales	135,964	178,561	144,077	99,355	163,940
Other assets	1,486,160	1,450,059	1,447,474	1,454,984	1,416,917
TOTAL ASSETS	$27,659,324	$27,513,431	$27,496,776	$26,588,172	$25,538,517

LIABILITIES AND EQUITY
Deposits:
Demand	$6,888,983	$7,002,046	$7,505,074	$6,718,572	$6,278,342
Interest-bearing transaction	9,504,128	9,836,204	9,343,421	8,719,648	8,779,659
Savings	315,421	296,319	278,714	267,498	259,386
Time	2,818,533	2,913,999	3,010,367	3,068,870	3,132,220
Total deposits	19,527,065	20,048,568	20,137,576	18,774,588	18,449,607
Funds purchased	789,302	1,155,983	1,295,442	1,678,006	1,740,354
Repurchase agreements	819,373	878,679	900,131	1,112,847	1,095,298
Other borrowings	2,172,417	863,360	364,425	97,003	86,667
Subordinated debentures	347,695	347,654	347,613	352,432	357,609
Derivative contracts	334,877	220,037	246,296	247,148	302,329
Due on unsettled securities purchases	330,926	665,175	854,474	1,054,239	342,853
Other liabilities	310,015	336,136	379,332	324,717	295,067
TOTAL LIABILITIES	24,631,670	24,515,592	24,525,289	23,640,980	22,669,784
Total equity	3,027,654	2,997,839	2,971,487	2,947,192	2,868,733
TOTAL LIABILITIES AND EQUITY	$27,659,324	$27,513,431	$27,496,776	$26,588,172	$25,538,517

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Interest revenue	$185,041	$203,055	$374,040	$401,263
Interest expense	17,885	21,694	36,479	46,333
Net interest revenue	167,156	181,361	337,561	354,930
Provision for credit losses	—	(8,000)	(8,000)	(8,000)
Net interest revenue after provision for credit losses	167,156	189,361	345,561	362,930
Other operating revenue:
Brokerage and trading revenue	32,874	32,600	64,625	63,711
Transaction card revenue	29,942	26,758	57,634	52,188
Trust fees and commissions	24,803	19,931	47,116	38,369
Deposit service charges and fees	23,962	25,216	46,928	49,595
Mortgage banking revenue	36,596	39,548	76,572	72,626
Bank-owned life insurance	2,236	2,838	5,462	5,709
Other revenue	10,496	8,860	20,683	18,124
Total fees and commissions	160,909	155,751	319,020	300,322
Gain (loss) on other assets, net	(1,666)	1,689	(1,199)	(2,004)
Gain (loss) on derivatives, net	(2,527)	2,345	(3,468)	(128)
Gain (loss) on fair value option securities, net	(9,156)	6,852	(12,327)	5,119
Gain on available for sale securities, net	3,753	20,481	8,608	24,812
Total other-than-temporary impairment losses	(1,138)	(135)	(1,138)	(640)
Portion of loss recognized in (reclassified from) other comprehensive income	586	(723)	339	(3,940)
Net impairment losses recognized in earnings	(552)	(858)	(799)	(4,580)
Total other operating revenue	150,761	186,260	309,835	323,541
Other operating expense:
Personnel	128,110	122,297	253,764	237,066
Business promotion	5,770	6,746	11,223	11,134
Professional fees and services	8,381	8,343	15,366	15,942
Net occupancy and equipment	16,909	16,906	33,390	32,929
Insurance	4,044	4,011	7,789	7,877
Data processing and communications	26,734	25,264	52,184	47,408
Printing, postage and supplies	3,580	3,903	7,254	7,214
Net losses and operating expenses of repossessed assets	282	5,912	1,528	8,157
Amortization of intangible assets	875	545	1,751	1,120
Mortgage banking costs	7,910	12,315	15,264	20,754
Change in fair value of mortgage servicing rights	(14,315)	11,450	(16,973)	4,323
Other expense	8,326	5,319	15,390	11,224
Total other operating expense	196,606	223,011	397,930	405,148

Net income before taxes	121,311	152,610	257,466	281,323
Federal and state income taxes	41,423	53,149	88,519	98,669

Net income	79,888	99,461	168,947	182,654
Net income (loss) attributable to non-controlling interest	(43)	1,833	1,052	1,411
Net income attributable to BOK Financial Corporation shareholders	$79,931	$97,628	$167,895	$181,243

Average shares outstanding:
Basic	67,993,822	67,472,665	67,904,599	67,573,280
Diluted	68,212,497	67,744,828	68,126,751	67,847,659

Net income per share:
Basic	$1.16	$1.43	$2.45	$2.66
Diluted	$1.16	$1.43	$2.44	$2.65

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Capital:
Period-end shareholders' equity	$2,957,637	$3,011,958	$2,957,860	$2,975,657	$2,885,934
Risk weighted assets	$19,157,978	$18,756,648	$19,016,673	$18,448,854	$17,758,118
Risk-based capital ratios:
Tier 1	13.37%	13.35%	12.78%	13.21%	13.62%
Total capital	15.28%	15.68%	15.13%	15.71%	16.19%
Leverage ratio	9.43%	9.28%	9.01%	9.34%	9.64%
Tangible common equity ratio[1]	9.38%	9.70%	9.25%	9.67%	10.07%
Tier 1 common equity ratio[2]	13.19%	13.16%	12.59%	13.01%	13.41%

Common stock:
Book value per share	$43.03	$43.85	$43.29	$43.62	$42.35
Market value per share:
High	$65.95	$62.77	$59.77	$59.47	$58.12
Low	$60.52	$55.05	$54.19	$55.63	$53.34
Cash dividends paid	$26,118	$26,067	$94,231	$25,912	$25,904
Dividend payout ratio	32.68%	29.63%	114.13%	29.65%	26.53%
Shares outstanding, net	68,739,208	68,687,718	68,327,351	68,215,354	68,144,159
Stock buy-back program:
Shares repurchased	—	—	—	—	39,496
Amount	$—	$—	$—	$—	$2,125
Average price per share	$—	$—	$—	$—	$53.81

Performance ratios (quarter annualized):
Return on average assets	1.16%	1.30%	1.19%	1.31%	1.54%
Return on average equity	10.59%	11.90%	11.05%	11.80%	13.69%
Net interest margin	2.81%	2.92%	2.95%	3.12%	3.30%
Efficiency ratio	63.11%	61.04%	66.00%	61.18%	61.98%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$2,957,637	$3,011,958	$2,957,860	$2,975,657	$2,885,934
Less: Goodwill and intangible assets, net	(386,001)	(386,876)	(390,171)	(392,158)	(344,699)
Tangible common equity	$2,571,636	$2,625,082	$2,567,689	$2,583,499	$2,541,235

Total assets	$27,808,200	$27,447,158	$28,148,631	$27,117,641	$25,576,046
Less: Goodwill and intangible assets, net	(386,001)	(386,876)	(390,171)	(392,158)	(344,699)
Tangible assets	$27,422,199	$27,060,282	$27,758,460	$26,725,483	$25,231,347

Tangible common equity ratio	9.38%	9.70%	9.25%	9.67%	10.07%

[2] Tier 1 common equity ratio:
Tier 1 capital	$2,561,399	$2,503,892	$2,430,671	$2,436,791	$2,418,985
Less: Non-controlling interest	(35,245)	(35,934)	(35,821)	(36,818)	(36,787)
Tier 1 common equity	$2,526,154	$2,467,958	$2,394,850	$2,399,973	$2,382,198

Risk weighted assets	$19,157,978	$18,756,648	$19,016,673	$18,448,854	$17,758,118

Tier 1 common equity ratio	13.19%	13.16%	12.59%	13.01%	13.41%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Other data:
Fiduciary assets	$28,280,214	$27,606,180	$25,829,038	$25,208,276	$23,136,625
Mortgage servicing portfolio	$12,741,651	$12,272,691	$11,981,624	$11,756,350	$11,564,643
Mortgage loans funded for sale	$1,196,038	$956,315	$1,073,541	$1,046,608	$840,765
Mortgage loan refinances to total fundings	48%	62%	62%	61%	51%
Tax equivalent adjustment	$2,647	$2,619	$2,472	$2,509	$2,252
Net unrealized gain on available for sale securities	$42,233	$228,620	$254,587	$281,455	$242,253

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts	$(2,526)	$(1,654)	$(707)	$645	$2,623
Gain (loss) on fair value option securities	(9,102)	(3,232)	(2,177)	5,455	6,908
Gain (loss) on economic hedge of mortgage servicing rights	(11,628)	(4,886)	(2,884)	6,100	9,531
Gain (loss) on changes in fair value of mortgage servicing rights	14,315	2,658	4,689	(9,576)	(11,450)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$2,687	$(2,228)	$1,805	$(3,476)	$(1,919)

Net interest revenue on fair value option securities	$910	$828	$748	$1,750	$2,148

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Interest revenue	$185,041	$188,999	$194,314	$196,071	$203,055
Interest expense	17,885	18,594	20,945	20,044	21,694
Net interest revenue	167,156	170,405	173,369	176,027	181,361
Provision for credit losses	—	(8,000)	(14,000)	—	(8,000)
Net interest revenue after provision for credit losses	167,156	178,405	187,369	176,027	189,361
Other operating revenue:
Brokerage and trading revenue	32,874	31,751	31,958	31,261	32,600
Transaction card revenue	29,942	27,692	28,009	27,788	26,758
Trust fees and commissions	24,803	22,313	22,030	19,654	19,931
Deposit service charges and fees	23,962	22,966	24,174	25,148	25,216
Mortgage banking revenue	36,596	39,976	46,410	50,266	39,548
Bank-owned life insurance	2,236	3,226	2,673	2,707	2,838
Other revenue	10,496	10,187	10,554	9,149	8,860
Total fees and commissions	160,909	158,111	165,808	165,973	155,751
Gain (loss) on other assets, net	(1,666)	467	137	452	1,689
Gain (loss) on derivatives, net	(2,527)	(941)	(637)	464	2,345
Gain (loss) on fair value option securities, net	(9,156)	(3,171)	(2,081)	6,192	6,852
Gain on available for sale securities, net	3,753	4,855	1,066	7,967	20,481
Total other-than-temporary impairment losses	(1,138)	—	(504)	—	(135)
Portion of loss recognized in (reclassified from) other comprehensive income	586	(247)	(1,163)	(1,104)	(723)
Net impairment losses recognized in earnings	(552)	(247)	(1,667)	(1,104)	(858)
Total other operating revenue	150,761	159,074	162,626	179,944	186,260
Other operating expense:
Personnel	128,110	125,654	131,192	122,775	122,297
Business promotion	5,770	5,453	6,150	6,054	6,746
Contribution to BOKF Charitable Foundation	—	—	2,062	—	—
Professional fees and services	8,381	6,985	10,082	7,991	8,343
Net occupancy and equipment	16,909	16,481	16,883	16,914	16,906
Insurance	4,044	3,745	3,789	3,690	4,011
Data processing and communications	26,734	25,450	25,010	26,486	25,264
Printing, postage and supplies	3,580	3,674	3,403	3,611	3,903
Net losses and operating expenses of repossessed assets	282	1,246	6,665	5,706	5,912
Amortization of intangible assets	875	876	1,065	742	545
Mortgage banking costs	7,910	7,354	10,542	13,036	12,315
Change in fair value of mortgage servicing rights	(14,315)	(2,658)	(4,689)	9,576	11,450
Other expense	8,326	7,064	9,931	5,759	5,319
Total other operating expense	196,606	201,324	222,085	222,340	223,011
Net income before taxes	121,311	136,155	127,910	133,631	152,610
Federal and state income taxes	41,423	47,096	44,293	45,778	53,149
Net income	79,888	89,059	83,617	87,853	99,461
Net income (loss) attributable to non-controlling interest	(43)	1,095	1,051	471	1,833
Net income attributable to BOK Financial Corporation shareholders	$79,931	$87,964	$82,566	$87,382	$97,628

Average shares outstanding:
Basic	67,993,822	67,814,550	67,622,777	67,966,700	67,472,665
Diluted	68,212,497	68,040,180	67,914,717	68,334,989	67,744,828
Net income per share:
Basic	$1.16	$1.28	$1.21	$1.28	$1.43
Diluted	$1.16	$1.28	$1.21	$1.27	$1.43

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Bank of Oklahoma:
Commercial	$2,993,247	$2,853,608	$3,089,686	$3,015,621	$3,012,458
Commercial real estate	569,780	568,500	580,694	598,667	614,541
Residential mortgage	1,503,457	1,468,434	1,488,486	1,466,590	1,452,269
Consumer	211,744	207,662	220,096	197,457	201,926
Total Bank of Oklahoma	5,278,228	5,098,204	5,378,962	5,278,335	5,281,194

Bank of Texas:
Commercial	2,849,888	2,718,050	2,726,925	2,572,928	2,443,946
Commercial real estate	813,659	800,577	771,796	712,899	678,882
Residential mortgage	263,916	272,406	275,408	268,250	269,704
Consumer	105,390	110,060	116,252	108,854	115,203
Total Bank of Texas	4,032,853	3,901,093	3,890,381	3,662,931	3,507,735

Bank of Albuquerque:
Commercial	296,036	271,075	265,830	267,467	262,493
Commercial real estate	314,871	332,928	326,135	316,040	308,060
Residential mortgage	133,058	129,727	130,337	120,606	115,599
Consumer	14,364	14,403	15,456	15,883	15,534
Total Bank of Albuquerque	758,329	748,133	737,758	719,996	701,686

Bank of Arkansas:
Commercial	61,414	54,191	62,049	48,097	49,344
Commercial real estate	85,546	88,264	90,821	119,306	119,919
Residential mortgage	10,691	11,285	13,046	12,939	13,083
Consumer	11,819	13,943	15,421	19,720	24,246
Total Bank of Arkansas	169,470	167,683	181,337	200,062	206,592

Colorado State Bank & Trust:
Commercial	786,262	822,942	776,610	708,223	662,583
Commercial real estate	146,137	171,251	173,327	158,387	163,175
Residential mortgage	62,490	56,052	59,363	59,395	62,313
Consumer	23,148	20,990	19,333	19,029	20,570
Total Colorado State Bank & Trust	1,018,037	1,071,235	1,028,633	945,034	908,641

Bank of Arizona:
Commercial	355,698	326,266	313,296	300,544	278,184
Commercial real estate	258,938	229,020	201,760	204,164	199,252
Residential mortgage	51,774	54,285	57,803	65,513	67,767
Consumer	4,947	5,664	4,686	6,150	6,220
Total Bank of Arizona	671,357	615,235	577,545	576,371	551,423

Bank of Kansas City:
Commercial	365,575	372,173	407,516	354,027	326,527
Commercial real estate	128,165	94,620	84,466	67,809	65,901
Residential mortgage	14,399	20,261	20,597	23,010	22,150
Consumer	4,369	4,927	4,261	4,792	4,582
Total Bank of Kansas City	512,508	491,981	516,840	449,638	419,160

TOTAL BOK FINANCIAL	$12,440,782	$12,093,564	$12,311,456	$11,832,367	$11,576,431

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Bank of Oklahoma:
Demand	$3,561,255	$3,602,581	$4,223,923	$3,734,901	$3,499,834
Interest-bearing:
Transaction	5,653,062	6,140,899	6,031,541	5,496,724	5,412,002
Savings	185,345	185,363	163,512	155,276	150,353
Time	1,180,265	1,264,415	1,267,904	1,274,336	1,354,148
Total interest-bearing	7,018,672	7,590,677	7,462,957	6,926,336	6,916,503
Total Bank of Oklahoma	10,579,927	11,193,258	11,686,880	10,661,237	10,416,337
Bank of Texas:
Demand	2,299,631	2,098,891	2,606,176	1,983,678	1,966,465
Interest-bearing:
Transaction	1,931,758	1,979,318	2,129,084	1,782,296	1,813,209
Savings	63,745	63,218	58,429	52,561	51,114
Time	692,888	717,974	762,233	789,725	772,809
Total interest-bearing	2,688,391	2,760,510	2,949,746	2,624,582	2,637,132
Total Bank of Texas	4,988,022	4,859,401	5,555,922	4,608,260	4,603,597
Bank of Albuquerque:
Demand	455,580	446,841	427,510	416,796	357,367
Interest-bearing:
Transaction	525,481	513,611	511,593	526,029	506,165
Savings	34,096	35,560	31,926	31,940	31,215
Time	346,506	354,303	364,928	375,611	383,350
Total interest-bearing	906,083	903,474	908,447	933,580	920,730
Total Bank of Albuquerque	1,361,663	1,350,315	1,335,957	1,350,376	1,278,097
Bank of Arkansas:
Demand	31,108	31,957	38,935	29,254	16,921
Interest-bearing:
Transaction	186,689	155,571	101,366	168,827	172,829
Savings	1,974	2,642	2,239	2,246	2,220
Time	37,272	41,613	42,573	45,719	48,517
Total interest-bearing	225,935	199,826	146,178	216,792	223,566
Total Bank of Arkansas	257,043	231,783	185,113	246,046	240,487
Colorado State Bank & Trust:
Demand	365,161	295,067	331,157	330,641	301,646
Interest-bearing:
Transaction	519,580	528,056	676,140	627,015	465,276
Savings	27,948	27,187	25,889	24,689	24,202
Time	451,168	461,496	472,305	476,564	491,280
Total interest-bearing	998,696	1,016,739	1,174,334	1,128,268	980,758
Total Colorado State Bank & Trust	1,363,857	1,311,806	1,505,491	1,458,909	1,282,404
Bank of Arizona:
Demand	186,381	157,754	161,094	151,738	137,313
Interest-bearing:
Transaction	376,305	378,421	360,275	298,048	113,310
Savings	2,238	2,122	1,978	2,201	2,313
Time	35,490	34,690	31,371	33,169	31,539
Total interest-bearing	414,033	415,233	393,624	333,418	147,162
Total Bank of Arizona	600,414	572,987	554,718	485,156	284,475
Bank of Kansas City:
Demand	246,207	267,769	249,491	201,393	160,829
Interest-bearing:
Transaction	73,685	46,426	78,039	103,628	69,083
Savings	1,029	983	771	660	581
Time	24,383	25,563	26,678	27,202	26,307
Total interest-bearing	99,097	72,972	105,488	131,490	95,971
Total Bank of Kansas City	345,304	340,741	354,979	332,883	256,800

TOTAL BOK FINANCIAL	$19,496,230	$19,860,291	$21,179,060	$19,142,867	$18,362,197

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

TAX-EQUIVALENT ASSETS YIELDS
Funds sold and resell agreements	0.04%	0.03%	0.06%	0.07%	0.08%
Trading securities	1.83%	1.77%	1.06%	2.12%	1.53%
Investment securities:
Taxable[1]	5.89%	5.97%	5.86%	5.83%	5.93%
Tax-exempt[1]	1.89%	2.42%	2.93%	4.12%	4.90%
Total investment securities[1]	3.59%	4.22%	4.67%	5.33%	5.63%
Available for sale securities:
Taxable[1]	1.91%	2.07%	2.08%	2.36%	2.52%
Tax-exempt[1]	4.46%	4.25%	3.80%	4.70%	4.69%
Total available for sale securities[1]	1.93%	2.09%	2.10%	2.38%	2.54%
Fair value option securities	1.91%	2.05%	1.58%	2.27%	2.62%
Residential mortgage loans held for sale	3.51%	3.35%	3.39%	3.48%	3.75%
Loans	4.12%	4.20%	4.33%	4.33%	4.58%
Allowance for loan losses
Loans, net of allowance	4.19%	4.28%	4.41%	4.42%	4.68%
Total tax-equivalent yield on earning assets[1]	3.11%	3.24%	3.30%	3.47%	3.69%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.12%	0.13%	0.15%	0.16%	0.16%
Savings	0.15%	0.16%	0.18%	0.19%	0.23%
Time	1.57%	1.62%	1.80%	1.61%	1.63%
Total interest-bearing deposits	0.44%	0.46%	0.54%	0.53%	0.54%
Funds purchased	0.10%	0.13%	0.15%	0.15%	0.16%
Repurchase agreements	0.06%	0.07%	0.09%	0.10%	0.10%
Other borrowings	0.27%	0.49%	0.90%	3.03%	3.96%
Subordinated debt	2.54%	2.52%	2.56%	2.79%	3.95%
Total cost of interest-bearing liabilities	0.43%	0.46%	0.54%	0.52%	0.56%
Tax-equivalent net interest revenue spread	2.68%	2.78%	2.76%	2.95%	3.13%
Effect of noninterest-bearing funding sources and other	0.13%	0.14%	0.19%	0.17%	0.17%
Tax-equivalent net interest margin[1]	2.81%	2.92%	2.95%	3.12%	3.30%

[1]	Yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income.

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Nonperforming assets:
Nonaccruing loans:
Commercial	$20,869	$19,861	$24,467	$21,762	$34,529
Commercial real estate	58,693	65,175	60,626	75,761	80,214
Residential mortgage	40,534	45,426	46,608	29,267	22,727
Consumer	2,037	2,171	2,709	5,109	7,012
Total nonaccruing loans	122,133	132,633	134,410	131,899	144,482
Accruing renegotiated loans:
Guaranteed by U.S. government agencies	48,733	47,942	38,515	24,590	24,760
Other	—	—	—	3,402	3,655
Total accruing renegotiated loans	48,733	47,942	38,515	27,992	28,415
Real estate and other repossessed assets:
Guaranteed by U.S. government agencies	32,155	27,864	22,365	22,819	21,405
Other	77,957	74,837	81,426	81,309	84,303
Total real estate and other repossessed assets	110,112	102,701	103,791	104,128	105,708
Total nonperforming assets	$280,978	$283,276	$276,716	$264,019	$278,605
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$200,007	$207,256	$215,347	$216,610	$232,440

Nonaccruing loans by loan portfolio sector:
Commercial:
Energy	$2,277	$2,377	$2,460	$3,063	$3,087
Manufacturing	876	1,848	2,007	2,283	12,230
Wholesale / retail	6,700	2,239	3,077	2,007	4,175
Integrated food services	—	—	684	—	—
Services	7,448	9,474	12,090	10,099	10,123
Healthcare	2,670	2,962	3,166	3,305	3,310
Other commercial and industrial	898	961	983	1,005	1,604
Total commercial	20,869	19,861	24,467	21,762	34,529
Commercial real estate:
Construction and land development	21,135	23,462	26,131	38,143	46,050
Retail	8,406	8,921	8,117	6,692	7,908
Office	7,828	12,851	6,829	9,833	10,589
Multifamily	6,447	4,501	2,706	3,145	3,219
Industrial	—	2,198	3,968	4,064	—
Other commercial real estate	14,877	13,242	12,875	13,884	12,448
Total commercial real estate	58,693	65,175	60,626	75,761	80,214
Residential mortgage:
Permanent mortgage	32,747	38,153	39,863	23,717	18,136
Permanent mortgage guaranteed by U.S. government agencies	83	214	489	—	—
Home equity	7,704	7,059	6,256	5,550	4,591
Total residential mortgage	40,534	45,426	46,608	29,267	22,727
Consumer	2,037	2,171	2,709	5,109	7,012
Total nonaccruing loans	$122,133	$132,633	$134,410	$131,899	$144,482

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012		June 30, 2012

Nonaccruing loans by principal market[1]:
Bank of Oklahoma	$52,541	$54,392	$56,424	$41,599		$49,931
Bank of Texas	21,620	37,571	31,623	28,046		24,553
Bank of Albuquerque	24,134	12,479	13,401	13,233		13,535
Bank of Arkansas	998	1,008	1,132	5,958		6,865
Colorado State Bank & Trust	9,510	11,771	14,364	22,878		28,239
Bank of Arizona	13,323	15,392	17,407	20,145		21,326
Bank of Kansas City	7	20	59	40		33
Total nonaccruing loans	$122,133	$132,633	$134,410	$131,899		$144,482

Performing loans 90 days past due[2]	$2,460	$4,229	$3,925	$1,181		$691

Gross charge-offs	$(8,552)	$(8,909)	$(8,000)	$(8,921)		$(11,543)
Recoveries	6,210	6,557	3,723	3,204	[3]	6,702
Net charge-offs	$(2,342)	$(2,352)	$(4,277)	$(5,717)		$(4,841)

Provision for credit losses	$—	$(8,000)	$(14,000)	$—		$(8,000)

Allowance for loan losses to period end loans	1.63%	1.70%	1.75%	1.98%		2.00%
Combined allowance for credit losses to period end loans	1.65%	1.71%	1.77%	1.99%		2.09%
Nonperforming assets to period end loans and repossessed assets	2.24%	2.32%	2.23%	2.21%		2.38%
Net charge-offs (annualized) to average loans	0.08%	0.08%	0.14%	0.19%	[3]	0.17%
Allowance for loan losses to nonaccruing loans	166.31%	155.29%	160.34%	177.22%		160.34%
Combined allowance for credit losses to nonaccruing loans	167.63%	156.12%	161.76%	178.70%		167.09%

[1] Nonaccruing loans attributed to a principal market do not always represent the location of the borrower or the collateral.

[2] Excludes residential mortgage loans guaranteed agencies of the U.S. government.

[3]  Includes $7.1 million of negative recovery related to a refund of a settlement agreement between BOK Financial and the City of Tulsa invalidated by the Oklahoma Supreme Court. Excluding this refund, BOK Financial had net charge-offs (recoveries) to average loans of (0.05%) on an annualized basis.